EXHIBIT 10.1

AMENDMENT TO

ARTICLES OF INCORPORATION OF

FORCE PROTECTION VIDEO EQUIPMENT CORP.

THE UNDERSIGNED, being the sole director of Force Protection Video Equipment Corp. pursuant to Florida Statute 607.10025 and Florida Statutes 607.1003 does hereby amend the Articles of Incorporation effective on the later date of November 1, 2018 or the date upon which FINRA approves the Company’s 1-1000 reverse spilt, and pursuant to the authority granted to the Board of Directors by the Consent Action of the Majority Shareholder dated April 4, 2018, which authorized the Company to undertake a reverse split at the ratio of 1 share for each 1,000 shares issued and outstanding, amends the Articles of Incorporation as follows:

ARTICLE IV

SHARES

Pursuant to Florida Statute 607.10025 and Florida Statutes 607.1003

the authorized common stock of this corporation shall remain at 20,000,000,000 shares, $0.0001 par value. Effective as of this filing or the date FINRA approves the Company’s reverse split, each one thousand (1,000) shares of common stock, $0.0001 par value per share, issued and outstanding as of that date, (the “old Common Stock”), will be changed into one (1) fully paid and nonassessable share of common stock, $0.0001 par value per share (the “New Common Stock”). Each certificate that represented shares of Old Common Stock shall, after the effective date of these Articles of Amendment (the “Effective Date”), shall represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted into hereby; provided, however, that each person holding of record a certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of said certificate or certificates, a new certificate or certificates, as the case may be, evidencing and representing the number of shares of New Common Stock to which such person is entitled pursuant to this Amendment. Notwithstanding the foregoing, no fractional shares shall be issued in connection with the Consolidation. Fractional shares shall be rounded up to the nearest whole share. Nothing in this Amendment shall adversely affect the rights or preferences of the holders of any of the outstanding shares of common stock.

I hereby certify that the following was adopted by the unanimous consent of the directors of the corporation on November 1, 2018 and that shareholder approval was not required.

IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation on November 1, 2018.

/s/Paul Feldman

Paul Feldman, Sole Director